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                                                                  Exhibit 99.1.5
                           National Data Corporation
                        Segment Information (Unaudited)
                                (In Thousands)

                                                              Health                    Restructuring
                                                            Information                 and Impairment  ll Other and
Third Quarter ended February 29, 2000                        Services      eCommerce        Charge        Corporate       Totals
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
Revenues                                                       $ 85,869     $ 81,826          $      -      $      -      $167,695
Depreciation and Amortization                                     6,450        4,843                 -           673        11,966
EBITDA                                                           24,271       19,859                 -        (4,413)       39,717
Income before income tax and discontinued operations             17,617       13,810                 -        (7,459)       23,968

Third Quarter ended February 28, 1999
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Revenues                                                       $ 83,655     $ 81,782          $      -      $      -      $165,437
Depreciation and Amortization                                     7,352        5,176                 -           499        13,027
EBITDA                                                           26,046       24,114                 -        (3,700)       46,460
Income before income tax and discontinued operations             18,438       17,757                 -        (6,861)       29,334

Year to Date ended February 29, 2000
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Revenues                                                       $256,615     $255,829          $      -      $      -      $512,444
Depreciation and Amortization                                    21,093       15,479                 -         1,803        38,375
EBITDA                                                           60,057       68,455                 -        (8,686)      119,826
Income before income tax and discontinued operations             38,088       49,315           (34,393)      (13,821)       39,189

Year to Date ended February 28, 1999
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Revenues                                                       $248,666     $243,498          $      -      $      -      $492,164
Depreciation and Amortization                                    19,972       15,419                 -         1,364        36,755
EBITDA                                                           70,831       72,815                 -        (9,240)      134,406
Income before income tax and discontinued operations             50,125       53,708                 -       (18,119)       85,714
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